EXHIBIT 23 -- CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Annual Report (Form 10-K) of McCormick & Company, Incorporated and subsidiaries of our report dated January 17, 1994, included in the 1993 Annual
Report Shareholders of McCormick & Company, Incorporated.

Our audits also included the financial statement schedules of McCormick & Company, Incorporated and subsidiaries listed in Item 14(a). These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth herein.

We also consent to the incorporation by reference in the following Registration Statements of McCormick & Company, Incorporated and subsidiaries and in the related Prospectuses (if applicable) of our report dated January 17, 1994, with respect to the consolidated financial statements and schedules of McCormick & Company, Incorporated and subsidiaries included in the 1993 Annual Report to Shareholders and incorporated by reference in this Annual Report (Form 10-K) for the year ended November 30, 1993.

          Form           Registration Number      Date Filed

          S-3                 33-66614            7/23/93
          S-8                 33-59842            3/19/93
          S-3                 33-40920            5/29/91
          S-8                 33-33724            3/2/90
          S-8                 33-33725            3/2/90
          S-3                 33-32712            12/1/89
          S-8                 33-24660            10/7/88
          S-8                 33-24658            9/15/88
          S-8                  2-96166            3/1/85


Baltimore, Maryland
February 21, 1994                          /s/Ernst & Young
                                              Ernst & Young